EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ramp Corporation
New York, New York


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32308, 333-85483, 333-100650, 333-103196,
333-105822,  333-110838, 333-112321 333-113156,  333-114734, and 333-118457) and
Form S-8 (Nos. 333-31684,  333-57558,  333-73578,  333-116798 and 333-121517) of
Ramp Corporation of our report dated March 16, 2005, relating to the consolidated financial statements as of and for the years ended December 31, 2004 and 2003, which appears in this Form 10-K and contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                     BDO Seidman, LLP

New York, New York
April 5, 2005